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                                                                    EXHIBIT 5(b)




           [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]



                                                     December 15, 1998


CMS Energy Corporation
CMS Energy Trust II
CMS Energy Trust III
c/o CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, Michigan  48126

                           Re:      CMS Energy Corporation
                                    CMS Energy Trust II
                                    CMS Energy Trust III
                                    Registration Statement on Form S-3

Dear Ladies and Gentlemen:

                  We have acted as special counsel to CMS Energy Trust II and CMS Energy Trust III (each a "CMS Trust" and, together, the "CMS Trusts"), statutory business trusts formed under the Business Trust Act of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3, to be filed by CMS Energy Corporation, a Michigan corporation (the "Company") and the CMS Trusts with the Securities and Exchange Commission (the "Commission") on December 15, 1998 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the trust preferred securities (the "Preferred Securities") of each of the CMS Trusts.

                  The Preferred Securities of each CMS Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such CMS Trust (each a

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CMS Energy Corporation
CMS Energy Trust II
CMS Energy Trust III
December 15, 1998
Page 2

"Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor, The Bank of New York as the property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee and Alan M. Wright and Thomas A. McNish, as administrative trustees.

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of each of the CMS Trusts (the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on May 22, 1997 with respect to CMS Energy Trust II and December 10, 1998 with respect to CMS Energy Trust III; (ii) the form of the Declaration of each of the CMS Trusts (including the designation of the terms of the Preferred Securities annexed thereto); and
(iii) the form of the Preferred Securities of each of the CMS Trusts. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us a certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the CMS Trusts, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each CMS Trust, and the Preferred Securities of each CMS Trust, when executed, will be in substantially the form reviewed by us and that the terms of the Trust Preferred Securities will have been established so as not to violate or conflict with any law, rule, or regulation to

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CMS Energy Corporation
CMS Energy Trust II
CMS Energy Trust III
December 15, 1998
Page 3

which the Company or either of the CMS Trusts is subject. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representatives of the Company, the CMS Trusts and others.

                   Members of our firm are admitted to the bar in the State of New York, and we express no opinion as to the laws of any jurisdiction other than the Business Trust Act of the State of Delaware.

                   Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Preferred Securities of each CMS Trust, when the Declaration of such CMS Trust is duly executed and delivered and the terms of the Preferred Securities are established in accordance with the terms of the Declaration of such CMS Trust, will be duly authorized for issuance and, when issued and executed in accordance with the Declaration of such CMS Trust and delivered and paid for as set forth in the form of prospectus supplement for the Preferred Securities included in the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such CMS Trust. We bring to your attention, however, that the Preferred Securities holders may be obligated, pursuant to the Declaration of such CMS Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the request of or directions to the Property Trustee of such CMS Trust to exercise its rights and powers under the Declaration of such CMS Trust.

                   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading "Legal Opinions" in the base prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any


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CMS Energy Corporation
CMS Energy Trust II
CMS Energy Trust III
December 15, 1998
Page 4

undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

                                                     Very truly yours,

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP